SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE (this "Agreement") is made and entered into effective as of the 16 day of August, 2011 (the "Effective Date"), by and among TOMBSTONE EXPLORATION CORPORATION, a Canadian corporation ("Tombstone"), REDSTONE COMMUNICATIONS, LLC, an Indiana limited liability company ("RedStone"), and MARLIN MOLINARO, an individual ("Molinaro"). Tombstone, RedStone and Molinaro are referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, the Parties entered into a certain Independent Consulting Agreement on or about January 3, 2011 (the "Original Agreement"), pursuant to which RedStone agreed to provide certain services to Tombstone in exchange for shares of Tombstone common stock;

WHEREAS, Tombstone issued Three Million (3,000,000) shares to RedStone as required under the Original Agreement;

WHEREAS, the Original Agreement was amended and resigned by the Parties on or about March 28, 2011 (the "Amended Agreement"); and

WHEREAS, a dispute has arisen between the Parties concerning the performance of the Amended Agreement, which the Parties wish to resolve now through this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and undertakings as more particularly set forth below, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the Parties hereby agree as follows.

AGREEMENT

1. Return of Shares; Payment to RedStone and Molinaro

The above recitals are hereby incorporated by reference. Within five (5) business days of the execution of this Agreement by all of the Parties, RedStone shall return to Tombstone the One Million Twenty-Five Thousand (1,025,000) shares held by RedStone, and Molinaro shall return to Tombstone the One Million Three Hundred Fifty Thousand (1,350,000) shares held by Molinaro. Upon receipt of all of

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the Two Million Three Hundred Seventy-Five Thousand (2,375,000) shares referenced in this Section 1 (collectively, the "Original Shares"), Tombstone shall reissue Five Hundred Fifty-Two Thousand Five Hundred (552,500) shares of Tombstone common stock to RedStone, and another Five Hundred Fifty-Two Thousand Five Hundred (552,500) shares of Tombstone common stock to Molinaro (collectively, the "New Shares").

For purposes of Rule 144 of the Securities Act of 1933 (the "Act"), the Parties acknowledge and agree that the issue date for the New Shares shall be March 28, 2011, which is the issue date for the Original Shares pursuant to the Amended Agreement and which is the date upon which the New Shares shall be deemed as paid in full. The Parties further agree that RedStone and Molinaro may register these shares on or after September 29, 2011. Tombstone agrees to provide all necessary documentation to enable RedStone to effectuate such registration at such time concerning RedStone's 144 obligations in order for Five Hundred Fifty-Two Thousand Five Hundred (552,500) shares issued to RedStone, to be registered on or after September 29, 2011, and further agrees to provide all necessary documentation to enable Molinaro to effectuate such registration at such time concerning Molinaro's obligations in order for the Five Hundred Fifty-Two Thousand Five Hundred (552,500) shares issued to Molinaro, to be registered on or after September 29, 2011.

2. Mutual Release of All Claims and Liens by Tombstone, RedStone and Molinaro

In exchange for the consideration received hereunder, the Parties completely and forever release each other, and their officers, directors, assigns, employees, employers, principals, agents, representatives, successors, heirs, executors, administrators and attorneys from all claims including all rights, demands, actions, obligations, liabilities and causes of action of any and every kind, nature and character whatsoever existing on or before the date of this Release, whether known or unknown, arising out of or in any way connected to the Original Agreement and Amended Agreement including, but not limited to, any claim for costs and attorneys' fees.

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3. **Non-Admission**

By entering into this Agreement, none of the Parties admits to any liability or wrongdoing whatsoever with respect to any claims that might have been asserted in any legal action by the Parties with respect to this dispute.

4. **Confidentiality**

The Parties, their agents, officers, employees, representatives and attorneys agree that they shall not discuss or disclose in any way (verbally, in writing or by implication) the claims asserted and allegations made by either Party relating in any way whatsoever to the dispute that gave rise to this Agreement, or the terms of this Agreement, with anyone not a Party herein, with the exception that they may discuss or disclose such information to the extent necessary to fulfill their obligations hereunder. The Parties may also discuss it with their legal, financial, and tax advisors to the extent necessary for those advisors to render their professional services. The Parties further represent and warrant that they shall not disseminate any documents procured in this dispute, with the exception of the purposes enumerated above.

The Parties understand and agree that this Section 4 is a material term of this Agreement, and that in the event that a Party violates this Section 4, there may be no adequate remedy at law available. The Parties agree that if any Party violates this Section 4, the other Parties shall be entitled to injunctive relief against disclosure and/or any actual damages caused by such disclosure, as well as all attorneys' fees and costs incurred in securing their rights under this Section 4.

5. **Non-Disparagement**

As a further condition of this Agreement, the Parties agree that they shall not, in any communication with any person or entity, make any derogatory, disparaging or critical negative statements, orally, written or by implication, against the other party .

The Parties understand and agree that this section is a material term of this Agreement, and that in the event a party violates this section, there may be no adequate remedy at law available. The parties agree that if any party violates this section, the other parties shall be entitled to injunctive relief against

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disclosure and/or any actual damages caused by such disclosure, as well as all attorneys' fees and costs incurred in securing their rights under this section.

6. Voluntary Agreement; Advice of Counsel

The Parties enter into this Agreement freely and voluntarily with full and complete knowledge of the meaning and legal significance of the terms of this Agreement. The Parties have had the opportunity to discuss each provision of this Agreement with independent legal counsel and the terms are fully understood and voluntarily accepted by each of them.

7. Binding Effect; No Third Party Beneficiaries; Attorneys' Fees

This Agreement shall be binding on and inure to the benefit of the successors, heirs, representatives or assigns of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties hereto or their respective assigns, any rights or benefits by reason of this Agreement. The Parties agree that if any Party violates any portion of this Agreement, the prevailing Party shall be entitled to recover all attorneys' fees and costs incurred in securing their rights or recovering damages arising out of the breach of this Agreement from the non-prevailing Party.

8. Severability

The Parties have fully negotiated all of the provisions of this Agreement. In the event there is litigation involving this Agreement, and the applicable Court concludes that certain provisions may be unenforceable for whatever reason, the Court shall have the authority to modify such provisions to make said provisions enforceable, if possible. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability of the other provisions.

9. The Proper Party to Receive the Proceeds

By executing this Agreement, the Parties warrant and represent that they are the proper Parties to receive the payments and shares to be exchanged pursuant to Section 1 above, and each Party agrees to indemnify, defend and hold each of the other Parties harmless for any claims asserted by any third parties based on Original Agreement or Amended Agreement. This warranty and indemnity shall not extend to

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lien claims brought by any recipients of Tombstone shares that may have been transferred by RedStone or Molinaro prior to the execution of this Agreement.

10. Integration

This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. This Agreement constitutes the sole and entire agreement of the Parties in respect to the subject matter hereof, and there are no agreements of any nature whatsoever between the Parties hereto except as expressly stated herein.

11. Governing Law, Jurisdiction

The Parties agree that this Agreement shall be construed in accordance with and be governed by the laws of the State of Arizona. The Parties, irrespective of where any of them currently reside or maintain their principal place of business, submit to the jurisdiction of the Maricopa County Superior Court, Arizona, for purposes of enforcing and implementing this Agreement.

12. Counterparts

This Agreement may be executed in one or more counterparts, each of which when executed and delivered is an original, and all of which when executed constitute one and the same instrument. Any Party may deliver its signed counterpart of this Agreement to the other Party by facsimile transmission or e-mail and such delivery is complete upon receipt of such transmission by the other Party.

13. Notice

In the event any notice is required to be provided pursuant to the terms of this Agreement, notice must be delivered by U.S. Mail, certified, return receipt requested, or overnight mail. The notice shall be deemed delivered as of the date the notice is actually received by the Party receiving the notice. The Parties agree to promptly advise each other of any modification to the place designated by this section for notice. All notices must be sent to the following addresses:

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If to Tombstone:	TOMBSTONE EXPLORATION CORP. 6529 East Friess Drive Scottsdale, Arizona 58254 Attention: Alan Brown
With copy to:	WALLIN HARRISON, PLC 1425 South Higley Road Suite 104 Gilbert, Arizona 85296 Attention: Troy A. Wallin, Esq.
If to RedStone:	REDSTONE COMMUNICATIONS, LLC 3965 West 106th Street Suite 140 Carmel, Indiana 46032 Attention: Anthony Altavilla, President
If to Molinaro:	REDSTONE COMMUNICATIONS, LLC 3965 West 106th Street Suite 140 Carmel, Indiana 46032 Attention: Marlin Molinaro

14. Survival and Representations of Warranties, and Covenants

The representations, warranties, agreements and covenants contained in this Agreement shall survive the execution hereof.

15. Amendment or Modification

This Agreement may not be amended, canceled, revoked, or otherwise modified except by written agreement subscribed by all of the Parties hereto to be charged with such modification.

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THE PARTIES UNDERSTAND THAT UPON SIGNING BELOW, THIS AGREEMENT SHALL BECOME A LEGALLY ENFORCEABLE AGREEMENT UNDER WHICH THEY SHALL BE GIVING UP RIGHTS AND CLAIMS THAT THEY MAY OTHERWISE HAVE, IN ACCORDANCE WITH THE TERMS STATED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties hereby set forth their hands as of the Effective Date noted above.

TOMBSTONE EXPLORATION CORPORATION,
a Canadian corporation

By: Alan M. Brown
Its: President

REDSTONE COMMUNICATIONS, LLC,
an Indiana limited liability company

By: Anthony Altavilla
Its: Manager

MARLIN MOLINARO,
an individual

By: Marlin Molinaro

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